Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC  ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2017, relating to the consolidated financial statements of Adesto Technologies Corporation, which appears in the Annual Report on Form 10-K of Adesto Technologies Corporation for the year ended December 31, 2016. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Jose, California

April 5, 2017